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                                EXHIBIT 23.1




KPMG PEAT MARWICK, LLP
Certified Public Accountants
303 Peachtree Street, N.E.
Suite 2000                                      Telephone:  404-222-3000
Atlanta, Georgia 30308                          Telefax:    404-222-3050






The Board of Directors
AFLAC Incorporated


We consent to incorporation by reference in the registration statement on Form S-8 of AFLAC Incorporated of our report dated January 30, 1995, relating to the consolidated balance sheets of AFLAC Incorporated and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994, annual report on Form 10-K of AFLAC Incorporated, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                          /s/ KPMG Peat Marwick, LLP
                                          ------------------------------
                                          KPMG Peat Marwick, LLP


Atlanta, Georgia
February 23, 1996